Exhibit 99.1

NEWS RELEASE for November 10, 2025

Contact: Dina Masi, CFO

Integrated BioPharma, Inc.

investors@ibiopharma.com

888.319.6962

Integrated BioPharma Reports Results for its Quarter Ended September 30, 2025

HILLSIDE, NEW JERSEY (November 10, 2025) - Integrated BioPharma, Inc. (OTCQX: INBP) (the “Company” or “INBP”) reports its financial results for the quarter ended September 30, 2025.

Revenue for the quarters ended September 30, 2025 was $12.7 million compared to $13.6 million for the quarter ended September 30, 2024, a decrease of $0.9 million or approximately 6.6%.  The Company had operating income for the quarter ended September 30, 2025 and 2024 of approximately $0.2 million and $0.5 million, respectively.

For the quarters ended September 30, 2025 and 2024, the Company had net income of approximately $0.1 million and $0.3 million or $0.00 and $0.01 per share of common stock, respectively.  The Company’s diluted net income per share of common stock for the quarters ended September 30, 2025 and 2024 were $0.00 and $0.01 per share of common stock, respectively.

“Our revenue decreased by approximately 7% in the quarter ended September 30, 2025 from the quarter ended September 30, 2024 and our revenue from our two largest customers in our Contract Manufacturing Segment represented approximately 87% and 85% of total revenue in the quarters ended September 30, 2025 and 2024, respectively,” stated the Co-Chief Executive Officers of the Company, Riva Sheppard and Christina Kay.

A summary of our financial results for the three months ended September 30, 2025 and 2024 follows:

INTEGRATED BIOPHARMA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share amounts)
(unaudited)
	Three Months Ended
	September 30,
	2025	2024

Total revenue	$12,689	$13,617
Cost of sales	11,670	12,246
Gross profit	1,019	1,371
Selling and administrative expenses	856	881
Operating income	163	490
Interest income, net	33	14

Income before income taxes	196	504
Income tax expense, net	73	245
Net income	123	$259

Basic net income per common share	$0.00	$0.01
Diluted net income per common share	0.00	$0.01

Weighted average common shares outstanding - basic	31,059,610	30,099,910
Weighted average common shares outstanding - diluted	31,421,338	30,649,977

About Integrated BioPharma Inc. (INBP)

Integrated BioPharma, Inc. (“INBP”) is engaged primarily in the business of manufacturing, distributing, marketing and sales of vitamins, nutritional supplements and herbal products. Further information is available at ir.ibiopharma.com.

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions, that, if they never materialize or prove incorrect, could cause the results of INBP to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements generally are identified by the words “expects,” “anticipates,” believes,” intends,” “estimates,” “should,” “would,” “strategy,” “plan” and similar expressions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are not guarantees of future performance. Such statements speak only as of the date hereof, are subject to change and should not be relied upon for investment purposes.  INBP undertakes no obligation to revise or update any statements for any reasons. The risks, uncertainties and assumptions include, among others, changes in general economic and business conditions; loss of market share through competition; introduction of competing products by other companies; the timing of regulatory approval and the introduction of new products by INBP; changes in industry capacity; pressure on prices from competition or from purchasers of INBP’s products; regulatory changes in the pharmaceutical manufacturing industry and nutraceutical industry; regulatory obstacles to the introduction of new technologies or products that are important to INBP; availability of qualified personnel; the loss of any significant customers or suppliers; inflation, including inflationary pressures from any tariffs, and tightened labor markets; our ability to expand our customer base and other risks and uncertainties described in the section entitled “Risk Factors” in INBP’s most recent Annual Report on Form 10-K and its subsequent Quarterly Reports on Form 10-Q.  Accordingly, INBP cannot give assurance that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of INBP.